UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com FOR IMMEDIATE RELEASE

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports First Quarter 2011 Earnings of $30.9 Million, an Increase of 17.9 Percent

Selected first quarter financial highlights:

·	Total revenue increased 14.8 percent to $186.2 million

·	Noninterest income increased 24.7 percent to $107.8 million

·	Total assets under management increased 107.4 percent to $28.2 billion

·	Average total loans increased 6.1 percent to $4.6 billion

·	Nonperforming loans decreased from 0.59 percent to 0.41 percent of loans

·	Tier 1 capital ratio remains strong at 11.6 percent

Kansas City, Mo. (April 26, 2011) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended March 31, 2011 of $30.9 million or $0.77 per share ($0.76 diluted). This is an increase of $4.7 million, or 17.9 percent, compared to first quarter 2010 earnings of $26.2 million or $0.65 per share ($0.65 diluted).

“Our first quarter results demonstrate our businesses are off to a sound start in 2011, achieving another quarter of double-digit growth in revenue,” said Mariner Kemper, Chairman and Chief Executive Officer. “As expected, our acquisitions were a significant contributor to this growth, leading the 24.7 percent increase in noninterest income. Overall, our fee businesses provided 57.9 percent of our total revenue for the first quarter. End of period loans grew 8.5 percent compared to the same period a year ago, and with this steady loan growth our already strong credit quality improved further. We are proud to deliver quality earnings, without a material change in provision as seen throughout the industry. Our 17.9 percent increase in net income is the result of strong revenue growth and consistent operating results, hallmarks of our business strategy.”

Net Interest Income and Margin

Net interest income for the first quarter of 2011 increased $2.7 million, or 3.5 percent, compared to the same period in 2010. Average earning assets increased by $1.4 billion, or 14.3 percent, compared to the first quarter of 2010. This increase was due to a $914.8 million, or 19.2 percent, increase in average total securities, including trading securities. Net interest margin decreased 29 basis points to 2.9 percent for the three months ended March 31, 2011 compared to the same quarter in 2010.

Noninterest Income and Expense

Noninterest income increased $21.3 million, or 24.7 percent, for the three months ended March 31, 2011 compared to the same period in 2010. This increase is primarily attributed to increased trust and securities processing income of $16.2 million, or 45.4 percent, for the three months ended March 31, 2011 compared to the same period in 2010. The increase in trust and securities processing income was primarily due to a $4.7 million, or 45.1 percent, increase in advisory fee income from the Scout Funds, a $2.4 million, or 15.8 percent, increase in fund administration and custody services, and a $7.0 million, or 631.1 percent, increase in fees related to institutional and personal investment management services. Bankcard fees increased $2.4 million, or 20.1 percent, compared to the first quarter of 2010 from increased processing fee income. Gains of $7.5 million on securities available for sale were recognized in the first quarter of 2011 compared to $5.4 million during the same period in 2010.

Noninterest expense increased $18.1 million, or 15.5 percent, for the three months ended March 31, 2011 compared to the same period in 2010. The primary driver of this increase is higher salary and benefits expense of $10.6 million, or 17.1 percent, due to higher base salary, commission and health insurance costs. Of this increase in salary and benefits expense, approximately $3.5 million, or 33.2 percent, is related to salary and benefits from acquisitions. Amortization of intangible assets increased $1.9 million, or 91.6 percent, compared to the first quarter of 2010. These increases are largely driven by acquisition activity in the last two quarters of 2010. Processing fees increased $1.1 million, or 10.4 percent, due primarily to fees paid by the advisor to third-party distributors of the Scout Funds. Legal and consulting increased $1.0 million, or 61.3 percent, from the same period in 2010.

“The increase in fee income is due to two primary drivers: revenue from our institutional and individual asset management businesses and from our asset servicing business,” said Peter deSilva, President and Chief Operating Officer. “Revenue from these businesses is an important component of our consistent operating results. Total company assets under management grew 107.4 percent to $28.2 billion compared to the same period last year. The assets include $9.7 billion in Scout Investments’ bond and equity mutual funds and separately managed institutional assets, $10.2 billion in fixed income assets and $8.3 billion in UMB Bank individual wealth management assets. Assets under administration in UMB Fund Services increased 21.2 percent, driving a fee income increase of 15.8 percent to $17.4 million. Finally, card purchase volume increased 26.2 percent compared to the same period last year, contributing to the increase in bankcard fees. The acquisitions completed in these businesses are delivering results; however, they also contribute to expense growth. For the first quarter, expenses related to recent acquisitions were approximately 30 percent of our total expense increase.”

Balance Sheet

Average total assets for the three months ended March 31, 2011 were $12.6 billion compared to $11.0 billion for the same period in 2010, an increase of $1.6 billion, or 14.5 percent. Average earning assets increased by $1.4 billion for the period, or 14.3 percent.

Actual loan balances on March 31, 2011 were $4.7 billion, an increase of $365.9 million, or 8.5 percent, compared to March 31, 2010. Commercial real estate loans increased $116.1 million, or 9.9 percent, and commercial loans increased $195.5 million, or 10.6 percent. Average loan balances for the three months ended March 31, 2011 increased $268.2 million, or 6.1 percent compared to the same period in 2010.

Nonperforming loans decreased to $19.2 million at March 31, 2011 from $25.4 million at March 31, 2010. As a percentage of loans, nonperforming loans decreased to 0.41 percent as of March 31, 2011 compared to 0.59 percent at March 31, 2010. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry median for nonperforming loans as of December 31, 2010 was 4.04 percent. The company’s allowance for loan losses totaled $72.7 million, or 1.56 percent of loans, as of March 31, 2011 compared to $67.4 million, or 1.57 percent of loans, as of March 31, 2010.

For the three months ended March 31, 2011, average securities, including trading securities, totaled $5.7 billion. This is an increase of $914.8 million, or 19.2 percent, from the same period in 2010.

Average total deposits increased $1.1 billion, or 12.9 percent, to $9.5 billion for the three months ended March 31, 2011 compared to the same period in 2010. Average money market accounts increased by $789.7 million, or 47.6 percent, in 2011 as compared to 2010. Average noninterest-bearing demand deposits increased $319.7 million, or 11.6 percent, compared to 2010. Total deposits as of March 31, 2011 were $10.4 billion, compared to $8.2 billion as of March 31, 2010, a 26.2 percent increase. Also, as of March 31, 2011, noninterest-bearing demand deposits were 35.0 percent of total deposits.

“End of period deposits increased 26.2 percent,” said Mike Hagedorn, Chief Financial Officer. “This increase, combined with modest loan growth, drove the 18.5 percent increase in our investment portfolio. The deposit increase is also a reflection of the strength and stability of our balance sheet; however, this increase in deposits also creates downward pressure on net interest margin. The growth in our balance sheet demonstrates UMB’s continued ability to attract core deposits positioning us to meet all of our customers’ current and future loan needs.”

As of March 31, 2011, UMB had total shareholders’ equity of $1.1 billion, an increase of 4.8 percent over March 31, 2010.

Interested parties may access the call by dialing (toll-free) 877-941-2927 or (U.S.) 480-629-9724. The live call can also be accessed by following the link http://event.on24.com/r.htm?e=303034&s=1&k=DB4D7010EC5F5453DB94F401AB9CF7BB or by visiting the investor relations area of umb.com.

A replay of the conference call may be heard until May 12, 2011, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4430620. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and Scout Investments, offering equity and fixed income investment strategies for institutions and individual investors. For more information, visit umb.com or follow us on Twitter at @UMBFinancial

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	March 31,
Assets	2011	2010

Loans	$4,667,862	$4,301,965
Allowance for loan losses	(72,718)	(67,442)

Net loans	4,595,144	4,234,523

Loans held for sale	6,446	17,706
Investment Securities:
Available for sale	5,604,318	4,740,505
Held to maturity	68,161	55,968
Trading securities	54,060	34,858
Federal Reserve Bank stock and other	22,772	22,432

Total investment securities	5,749,311	4,853,763

Federal funds sold and securities purchased under
agreements to resell	3,793	21,177
Interest-bearing due from banks	2,012,990	724,437
Cash and due from banks	309,741	319,966
Bank premises and equipment, net	219,438	213,330
Accrued income	73,750	61,515
Goodwill	211,114	131,356
Other intangibles	88,291	46,635
Other assets	82,302	99,648

Total assets	$13,352,320	$10,724,056

Liabilities
Deposits:
Noninterest-bearing demand	$3,627,918	$2,716,510
Interest-bearing demand and savings	5,294,235	3,904,509
Time deposits under $100,000	673,775	738,260
Time deposits of $100,000 or more	776,828	861,230

Total deposits	10,372,756	8,220,509

Federal funds purchased and repurchase agreements	1,687,352	1,311,296
Short-term debt	23,862	21,874
Long-term debt	7,718	24,212
Accrued expenses and taxes	145,112	103,549
Other liabilities	36,531	13,165

Total liabilities	12,273,331	9,694,605

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	718,158	713,062
Retained earnings	646,383	581,443
Accumulated other comprehensive income	19,811	36,631
Treasury stock	(360,420)	(356,742)

Total shareholders' equity	1,078,989	1,029,451

Total liabilities and shareholders' equity	$13,352,320	$10,724,056

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
Interest Income	2011	2010

Loans	$53,989	$53,483
Securities:
Taxable interest	22,308	23,779
Tax-exempt interest	8,238	7,317

Total securities income	30,546	31,096
Federal funds sold and resell agreements	15	61
Interest-bearing due from banks	1,162	1,319
Trading securities	261	142

Total interest income	85,973	86,101

Interest Expense
Deposits	6,666	9,624
Federal funds purchased and repurchase agreements	668	444
Other	191	259

Total interest expense	7,525	10,327

Net interest income	78,448	75,774
Provision for loan losses	7,100	8,310

Net interest income after provision for loan losses	71,348	67,464

Noninterest Income
Trust and securities processing	51,727	35,572
Trading and investment banking	9,019	7,027
Service charges on deposit accounts	18,608	20,519
Insurance fees and commissions	1,204	1,699
Brokerage fees	2,341	1,336
Bankcard fees	14,442	12,020
Gains on sales of securities available for sale, net	7,456	5,382
Other	2,953	2,875

Total noninterest income	107,750	86,430

Noninterest Expense
Salaries and employee benefits	72,900	62,253
Occupancy, net	9,605	8,921
Equipment	10,936	10,870
Supplies and services	5,580	4,707
Marketing and business development	4,122	3,705
Processing fees	12,173	11,029
Legal and consulting	2,617	1,622
Bankcard	3,852	3,190
Amortization of other intangible assets	4,006	2,091
Regulatory fees	3,716	3,238
Other	6,009	5,752

Total noninterest expense	135,516	117,378

Income before income taxes	43,582	36,516
Income tax expense	12,712	10,331

Net income	$30,870	$26,185

Per Share Data
Net income - basic	$0.77	$0.65
Net income – diluted	0.76	0.65
Dividends	0.195	0.185
Weighted average shares outstanding	40,070,399	40,089,527

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total

Balance - January 1, 2010	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551
Comprehensive income
Net income	-	-	26,185	-	-	26,185
Change in unrealized gains on
securities	-	-	-	(3,823)	-	(3,823)

Total comprehensive income						22,362

Cash dividends ($0.185 per share)	-	-	(7,490)	-	-	(7,490)
Purchase of treasury stock	-	-	-	-	(2,961)	(2,961)
Issuance of equity awards	-	(1,374)	-	-	1,498	124
Recognition of equity based
compensation	-	1,410	-	-	-	1,410
Net tax benefit related to equity
compensation	-	48	-	-	-	48
Sale of treasury stock	-	113	-	-	63	176
Exercise of stock options	-	91	-	-	140	231

Balance – March 31,2010	$55,057	$713,062	$581,443	$36,631	$(356,742)	$1,029,451

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Comprehensive income
Net income	-	-	30,870	-	-	30,870
Change in unrealized gains on
securities	-	-	-	(5,654)	-	(5,654)

Total comprehensive income						25,216
Cash dividends ($0.195 per share)	-	-	(7,902)	-	-	(7,902)
Purchase of treasury stock	-	-	-	-	(1,373)	(1,373)
Issuance of equity awards	-	(1,918)	-	-	2,157	239
Recognition of equity based
compensation	-	1,553	-	-	-	1,553
Net tax benefit related to equity
compensation	-	127	-	-	-	127
Sale of treasury stock	-	21	-	-	18	39
Exercise of stock options	-	69	-	-	161	230

Balance – March 31, 2011	$55,057	$718,158	$646,383	$19,811	$(360,420)	$1,078,989

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended March 31,
		2011	2010

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$ 4,632,581	4.74%	$4,364,423	4.98%
Securities:
Taxable	4,288,742	2.11	3,736,919	2.58
Tax-exempt	1,325,316	3.84	980,953	4.68

Total securities	5,614,058	2.52	4,717,872	3.02
Federal funds sold and resell agreements	25,916	0.23	88,555	0.28
Interest-bearing due from banks	1,276,091	0.37	947,374	0.56
Trading securities	54,827	2.14	36,193	1.76

Total earning assets	11,603,473	3.16	10,154,417	3.60
Allowance for loan losses	(75,096)		(64,992)
Other assets	1,077,259		922,399

Total assets	$ 12,605,636		$11,011,824

Liabilities and Shareholders' Equity
Interest-bearing deposits	$ 6,435,500	0.42%	$5,666,615	0.69%
Federal funds purchased and repurchase agreements	1,824,087	0.15	1,390,408	0.13
Borrowed funds	36,012	2.16	47,722	2.20

Total interest-bearing liabilities	8,295,599	0.37	7,104,745	0.59
Noninterest-bearing demand deposits	3,066,930		2,747,217
Other liabilities	167,006		123,582
Shareholders' equity	1,076,101		1,036,280

Total liabilities and shareholders' equity	$ 12,605,636		$11,011,824

Net interest spread		2.79%		3.01%
Net interest margin		2.90		3.19

FIRST QUARTER 2011
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Three Months Ended March 31	2011	2010

Net interest income	$78,448	$75,774
Provision for loan losses	7,100	8,310
Noninterest income	107,750	86,430
Noninterest expense	135,516	117,378
Income before income taxes	43,582	36,516
Net income	30,870	26,185
Net income per share - Basic	0.77	0.65
Net income per share - Diluted	0.76	0.65
Return on average assets	0.99%	0.96%
Return on average equity	11.63%	10.25%

At March 31

Assets	$13,352,320	$10,724,056
Loans, net of unearned interest	4,667,862	4,301,965
Securities	5,749,311	4,853,763
Deposits	10,372,756	8,220,509
Shareholders' equity	1,078,989	1,029,451
Book value per share	26.62	25.43
Market price per share	37.37	40.60
Equity to assets	8.08%	9.60%
Allowance for loan losses	$72,718	$67,442
As a % of loans	1.56%	1.57%
Nonaccrual and restructured loans	$19,161	$25,407
As a % of loans	0.41%	0.59%
Loans over 90 days past due	$7,263	$6,244
As a % of loans	0.16%	0.15%
Other real estate owned	$4,116	$5,821

Net loan charge-offs quarter-to-date	$8,334	$5,007
As a % of average loans	0.73%	0.46%

Common shares outstanding	40,526,355	40,488,195

Average Balances
Three Months ended March 31

Assets	$12,605,636	$11,011,824
Loans, net of unearned interest	4,632,581	4,364,423
Securities	5,668,885	4,717,872
Deposits	9,502,430	8,413,832
Shareholders' equity	1,076,101	1,036,280

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		March 31, 2011
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 11,354,327	$3,786,801 $	9,014,803 $	696,009

Colorado

UMB Bank Colorado, n. a.	1,450,088	566,853	969,353	141,842

Kansas

UMB National Bank of America	634,785	218,467	396,908	58,697

Arizona

UMB Bank Arizona, n. a.	109,182	94,429	45,401	11,255

Banking - Related Subsidiaries

UMB CDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB South Dakota Trust Company
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation Association
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Co., Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investments, Inc.
Prairie Capital Management, LLC
UMB Merchant Banc, LLC